                   SETTLEMENT AGREEMENT AND RELEASE OF CLAIMS
                   ------------------------------------------


        This Settlement Agreement and Release of Claims ("Agreement") is entered into by and between Laz Bev Inc., dba Tri-Eagle Beverage, a California corporation ("Tri-Eagle"), Mesa Beverage Co., Inc., a California corporation ("Mesa"), and Mendocino Brewing Company, Inc., a California corporation ("Mendocino") (collectively the "Parties" and each individually a "Party"), on the terms and conditions set forth herein.

        On or about April 1, 2003, House of Daniels, dba Golden Gate Distributing ("Golden Gate") named Mendocino as a defendant in HOUSE OF DANIELS, INC., DBA GOLDEN GATE DISTRIBUTING V. MENDOCINO BREWING COMPANY, ET AL., Case No. CV 031489, a lawsuit regarding Mendocino's termination of Golden Gate as a distributor of Mendocino products. On or about January 21, 2004, Golden Gate amended its complaint, adding Tri-Eagle and Mesa (among others) as defendants in HOUSE OF DANIELS, INC. DBA GOLDEN GATE DISTRIBUTING V. MENDOCINO BREWING COMPANY, ET AL., Case No. CV 031489. On or about August 12, 2004, Tri-Eagle and Mesa jointly filed a cross-complaint against Mendocino for indemnity ("Indemnity Cross-Complaint"). Tri-Eagle and Mesa will be referred to collectively as "Cross-Complainants."

        The Parties now wish to settle all claims and disputes they may have against each other relating to the Indemnity Cross-Complaint.

        In order to avoid the uncertainties and further expense of litigation, pursuant to this Agreement, and for good cause and valuable consideration described below, the receipt and adequacy of which the Parties acknowledge, the Parties settle and compromise all said claims and disputes as follows:

        1.      RELEASE AND DISMISSAL WITH PREJUDICE

        The Parties agree to release and forever discharge each other from any and all known and unknown claims, demands, causes of action, obligations, damages, and liabilities of any nature whatever arising from or related to Mendocino's termination of Golden Gate as a distributor of Mendocino products or the Indemnity Cross-Complaint. Nothing in this Agreement is intended by the Parties to change, alter, amend, supersede, or waive any of the rights and/or obligations set forth in the Distributor Agreement between Mesa and Mendocino. This Agreement may not be used as evidence of what any Party intended in the Distribution Agreement, or as an aid to interpret any term or condition of the Distribution Agreement, provided, however, that Mendocino shall not take the position at any time that an act authorized by this Agreement constitutes a breach of any obligation under the Distribution Agreement.

        Within three (3) business days following the Effective Date, the Parties shall jointly file with the Marin County Superior Court a dismissal with prejudice of the Indemnity Cross-Complaint.

        2.      PAYMENT TERMS

                a. Mendocino agrees to pay Cross-Complainants a total amount of $34,250.00.

                b. Mesa has already deducted $19,486.00 on behalf of Cross-Complainants from invoices otherwise due to Mendocino. Mesa and Tri Eagle undertake as between themselves the sole responsibility for allocating this sum between them, leaving a balance of $14,764.00 due to Cross-Complainants.

                c. Mesa, on behalf of Cross-Complainants, will make deductions of $3,000.00 per month from its account balance due to Mendocino until the total settlement amount has been reached. Mesa and Tri Eagle undertake as between themselves the sole responsibility for allocating these additional sums.

                d.      The aforementioned deductions will occur as follows:
Mesa will make deductions of $3,000.00 on December 31, 2004; January 31, 2005; February 28, 2005; and March 31, 2005. Mesa will make a final deduction of $2,764.00 on April 29, 2005. If no invoice is due and payable on the above dates, the deductions will apply to the first invoice that is due and payable following those dates.

                e. If no invoice is due for 30 days following the date the deduction is scheduled to take place, Mendocino shall have an obligation to make a payment to Mesa in the amount due. Such payment shall be made by wire, bank draft, cashiers check, or other commercially reasonable method as to be mutually agreed by the Parties.

        3.      EFFECTIVE DATE

        This Agreement shall be effective as of and on the date on which all of the Parties have executed this Agreement, such date being referred to herein as the "Effective Date."

        4.      WAIVER

        With respect to the release contained in paragraph 1, the Parties mutually waive and relinquish all rights and benefits they have or may have under Section 1542 of the California Civil Code, which provides as follows:

        A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him, must have materially affected his settlement with the debtor.

        5.      NO ADMISSION OF LIABILITY

        The Parties have entered into this Agreement solely in settlement of a contested matter. Nothing in this Agreement shall be construed as an admission by any Party of any claims against the other.

        6.      CONFIDENTIALITY; LIMITED DISCLOSURE

                a. DISCLOSURES REQUIRED BY THE SEC. The Parties understand and acknowledge that (i) Mendocino and its affiliates may be required to, and, if required, will disclose the existence and terms of this Agreement to the Securities and Exchange Commission ("SEC"), the shareholders of Mendocino, and the general public through various reports and statements which they are required to file and distribute under the rules and regulations of the SEC, (ii) certain of such filings will require the filing of an actual copy of this Agreement as well as a description of the principal terms hereof; and the Parties consent to such disclosures, and (iii) Mendocino and its affiliates will disclose the existence and terms of this Agreement to its existing and future lenders. All Parties agree that Mendocino and its affiliates may make such disclosures.

                b. CONFIDENTIALITY. Notwithstanding the disclosures described in paragraphs (a) and (c) of this Section, no Party shall disclose or authorize the disclosure of the terms of this Agreement to (i) any third party or (ii) any of its employees or agents, except its directors, officers, other employees or agents as reasonably necessary in the ordinary course of business, and such attorneys, auditors, accountants or bookkeepers as may be reasonably necessary to report and account properly for the transaction outlined in this Agreement. This provision shall not prevent the Parties from informing others of the fact that the dispute between them has been resolved.

                c.      OTHER REQUIRED DISCLOSURES. Notwithstanding paragraph
(b), above, any Party may disclose the existence or terms of this Agreement in order to comply with applicable laws, rules, and regulations, or any duly issued order of a court of law or an administrative agency.

        7.      ATTORNEYS' FEES

        Should any Party commence a court suit, an arbitration or other proceeding to interpret or enforce the terms of this Agreement, the prevailing party in that action shall be entitled to recover its reasonable attorneys' fees and costs incurred in such action.

        8.      CALIFORNIA LAW APPLIES

        This Agreement shall be construed and enforced in accordance with the laws of the State of California.

        9.      SUCCESSORS

        This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the respective Parties to it.

        10.     INTEGRATED AGREEMENT

        This Agreement constitutes the sole and entire agreement between the Parties with respect to the subject matter it contains. All previous and collateral agreements, representations, warranties, promises and conditions are superseded by this Agreement. Any representation not incorporated into this Agreement shall not be binding on any Party. Future modifications, revisions, or amendments may be made to this Agreement, but shall not become binding and enforceable until formal agreement of such modification, revision, or amendment to this Agreement is made in writing by an authorized representative of each Party.

        11.     AUTHORIZATION

        Each Party represents and warrants that he or it is authorized to enter into this Agreement. Each Party further represents and warrants that the individual executing this Agreement on its behalf is duly authorized for that purpose and has the power and authority to bind it, and the additional parties on whose behalf the respective releases contained herein are executed, to the terms thereof.

        12.     GENERAL PROVISIONS

                a. This Agreement may be executed in duplicate counterparts, each of which shall be deemed an original.

                b. A faxed signature page shall be deemed and treated as an original for all purposes. In the event that any Party or a court of law or other governmental authority requests an original signature, the Party to whom the request is made shall promptly provide the original signature page to the requesting Party or authority.

                c. This Agreement shall be construed as if drafted jointly by counsel for each of the Parties.

                d. Each of the provisions of this Agreement is severable from the others. If any section or portion of this Agreement is found invalid for any reason, the remaining terms, Sections and provisions shall remain binding, valid and enforceable between the Parties hereto.

                e. Each Party represents and warrants to the others that he or it has carefully read and fully understands all of the provisions of this Agreement and is voluntarily entering into this Agreement. Each Party acknowledges that he or it has been represented by counsel of his or its choice in connection with the preparation and execution of this Agreement.

                f. The Parties agree that, upon request, they shall do such further acts and deeds, and shall execute, acknowledge, deliver, and record such other documents and instruments as may be reasonably necessary to carry out the intent and purpose of this Agreement.

        IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of dates set forth below.

TRI-EAGLE:                              LAZ BEV INC., dba Tri-Eagle Beverage


Dated:  December ___, 2004              By:
                                           -------------------------------------
                                              Scott Barnett
                                              Its Chief Financial Officer

MESA:                                   MESA BEVERAGE CO., INC.



Dated:  December ___, 2004              By:
                                           -------------------------------------
                                              Jack F. Studebaker
                                              Its General Counsel





MENDOCINO:                              MENDOCINO BREWING COMPANY, INC.



Dated:  December ___, 2004              By:
                                           -------------------------------------
                                              Yashpal Singh
                                              Its President

APPROVED AS TO FORM:

VENARDI & ELAM                                BINGHAM MCCUTCHEN LLP
Attorneys for Mendocino                       Attorneys for Tri-Eagle and Mesa



----------------------------------            ----------------------------------
Mark Venardi                                  Sivan Gai

Dated:   December ___, 2004                   Dated:   December ___, 2004



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